Exhibit 99.1
FOR IMMEDIATE RELEASE
COMARCO REPORTS FIRST QUARTER FISCAL 2010
FINANCIAL RESULTS
LAKE FOREST, Calif., June 15, 2009 – Comarco, Inc. (NASDAQ: CMRO), a leading provider of innovative mobile power solutions through its ChargeSource® line of multi-function universal mobile power products, today announced financial results for the first quarter of fiscal 2010 ended April 30, 2009.
“Our first quarter financial results were as we anticipated, and represent the transition between the legacy Comarco and the Company as it is now, focused on new, innovative mobile power products with significant corporate partners,” said Sam Inman, President and Chief Executive Officer of Comarco. “Contributing to the first quarter results was revenue from Lenovo, our sole customer in the quarter, as well as the investments we made in support of our new product at Lenovo and the product development efforts associated with our exclusive supply agreement recently reached with Targus.”
“The Targus relationship is a significant milestone for the Company and represents the cornerstone of our worldwide retail strategy,” continued Mr. Inman. “Initial shipments to Targus have begun. More importantly, we are working closely with Targus to develop a unique line of mobile power products and we expect to introduce the first of these new products in the fall. On the OEM side of our business, we anticipate the release of our new ChargeSource® cost-optimized modular ‘thin and light’ power adapter to Lenovo next month. With the expected ramp up of these new product shipments, we should be well-positioned to achieve strong revenue growth in the second half of fiscal 2010.”
“Over the past few quarters, we have been successful in accomplishing several very important corporate goals. There are many milestones left to go. Our entire team at Comarco is focused on executing to drive revenue, achieve profitability and enhance shareholder value,” concluded Mr. Inman.
Revenue for the first quarter of fiscal 2010 was $2.0 million, a decrease of 47% compared with $3.8 million in revenue for the first quarter of fiscal 2009. The Company reported a net loss for the recent first fiscal quarter of $2.8 million, or ($0.39) per share. This compared with a net loss of $1.7 million, or ($0.23) per share, in the first quarter of fiscal 2009. The net loss from continuing operations for the first quarter of fiscal 2010 was $2.9 million. This compared with a net loss from continuing operations of $3.1 million in the first quarter of fiscal 2009. Included in the results of continuing operations for the first fiscal quarter of 2009 were non-recurring severance costs totaling $0.9 million related to the departure of former senior management.
The Company had $12.5 million in cash at April 30, 2009.
Forward-Looking Information
This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements, including, but not limited to, statements regarding the expected introduction of new products, the anticipated release of the new ChargeSource® cost-optimized

25541 Commercentre Drive, Lake Forest, CA 92630 U.S.A.	Office: (949) 599-7400	Fax: (949) 599-1415

modular ‘thin and light’ power adapter to Lenovo next month, and the anticipated revenue growth in the second half of fiscal 2010. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. A number of important factors could cause results to differ materially from those indicated by these forward-looking statements, including, among others, the impact of general economic and retail uncertainty and perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on the Company’s products; quarterly and seasonal fluctuations in revenue or other operating results; fluctuations in the demand for products and the fact that a significant portion of the Company’s revenue is derived from a limited number of customers; unexpected difficulties and delays associated with efforts to obtain cost reductions and achieve higher sales volumes for ChargeSource® products; failure to accurately forecast customer demand and the risk that customers may cancel their orders, change production quantities or delay production; the fact that the Company’s products are complex and have short life cycles and the average selling prices of the products will likely decrease over their sales cycles; disruptions in relationships with suppliers; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels, risks related to market acceptance of the Company’s products and the ability to meet contractual and technical commitments with customers; activities by the Company and others regarding protection of intellectual property; and competitors’ release of competitive products and other actions. Further information on potential factors that could affect financial results are included in risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including without limitation the annual report on Form 10-K for the year ended January 31, 2009.
Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor the Company assumes responsibility for the accuracy and completeness of the forward-looking statements. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
Earnings Conference Call
Comarco will host a conference call to discuss the financial results for the fiscal first quarter ended April 30, 2009 and current corporate developments at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) on Monday, June 15, 2009. Dial (877) 941-1848 domestically or (480) 629-9723 internationally to listen to the call. A live webcast will also be made available at www.comarco.com. A replay will be available approximately one hour after the call for 7 days following the call’s conclusion. To access the replay, dial (800) 406-7325 for domestic callers or (303) 590-3030 for international callers, both using passcode 4093111#. A Web archive will be made available at www.comarco.com for 90 days following the call’s conclusion.
About Comarco
Based in Lake Forest, Calif., Comarco is a leading provider of innovative mobile power solutions through its ChargeSource line of multi-function universal mobile power products which can simultaneously power and charge multiple devices such as notebook computers, mobile phones, BlackBerry® smartphones, iPods®, and many other rechargeable mobile devices. More information about Comarco’s product lines can be found at www.comarco.com and www.chargesource.com.

25541 Commercentre Drive, Lake Forest, CA 92630 U.S.A.	Office: (949) 599-7400	Fax: (949) 599-1415

Company Contacts:		Investor Contact:
Sam Inman	Winston Hickman	Douglas Sherk/Jenifer Kirtland
President and CEO	VP and CFO	CEO/Senior Vice President
Comarco, Inc.	Comarco, Inc.	EVC Group, Inc.
(949) 599-7444	(949) 599-7446	(415) 896-6820
saminman@comarco.com	whickman@comarco.com	dsherk@evcgroup.com

25541 Commercentre Drive, Lake Forest, CA 92630 U.S.A.	Office: (949) 599-7400	Fax: (949) 599-1415

COMARCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 30,
	2009	2008
Revenue	$2,022	$3,820
Cost of sales	2,336	3,846

Gross loss	(314)	(26)
Selling, general and administrative expenses	1,686	3,502
Engineering and support expenses	870	615

Operating loss	(2,870)	(4,143)
Other income (expense), net	(10)	53

Loss from continuing operations before income taxes	(2,880)	(4,090)
Income tax benefit	—	954

Net loss from continuing operations	(2,880)	(3,136)
Income from discontinued operations, net of income taxes	39	1,479

Net loss	$(2,841)	$(1,657)

Basic and diluted income (loss) per share:
Net loss from continuing operations	$(0.39)	$(0.43)
Net income from discontinued operations	—	0.20

	$(0.39)	$(0.23)

Weighted average common shares outstanding:
Basic	7,327	7,327

Diluted	7,327	7,327

Common shares outstanding:	7,327	7,327

25541 Commercentre Drive, Lake Forest, CA 92630 U.S.A.	Office: (949) 599-7400	Fax: (949) 599-1415

COMARCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30,	January 31,
	2009	2009 (A)
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$12,517	$14,144
Accounts receivable, net	2,074	3,974
Inventory, net	688	1,232
Other current assets	585	862

Total current assets	15,864	20,212
Property and equipment, net	1,132	1,279
Restricted cash	77	77

	$17,073	$21,568

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,046	$1,501
Deferred revenue	64	77
Accrued liabilities	1,872	3,092

Total current liabilities	2,982	4,670
Tax liability: FIN 48	86	86
Deferred rent	153	182
Deferred revenue	6	9

Total liabilities	3,227	4,947

Stockholders’ equity	13,846	16,621

	$17,073	$21,568

(A)	Derived from the audited consolidated financial statements as of January 31, 2009.

25541 Commercentre Drive, Lake Forest, CA 92630 U.S.A.	Office: (949) 599-7400	Fax: (949) 599-1415